Exhibit 23

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30735) pertaining to the Farrel Corporation 1997 Employees' Stock Purchase Plan of our reports dated February 1, 2002 with respect to the consolidated financial statements and schedule of Farrel Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2001.


                                             Ernst & Young LLP

Stamford, Connecticut
March 25, 2002